UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No, 2

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): May18, 2011

PAY MOBILE INC. formerly known as EXPERTELLIGENCE, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-11596	95-3506403
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

24 Ripley Avenue Toronto, Ontario, Canada M6S 3N9
(Address of principal executive offices)

(416) 767-8920
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This report contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “seeks,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below. Given these uncertainties, you should not place undue reliance on these forward-looking statements.  Such statements may include, but are not limited to, information related to: anticipated operating results; licensing arrangements; relationships with our customers; consumer demand; financial resources and condition; changes in revenues; changes in profitability; changes in accounting treatment; cost of sales; selling, general and administrative expenses; interest expense; the ability to secure materials and subcontractors; the ability to produce the liquidity or enter into agreements to acquire the capital necessary to continue our operations and take advantage of opportunities; legal proceedings and claims.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and filed as exhibits to this report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

USE OF CERTAIN DEFINED TERMS

Except as otherwise indicated by the context, references in this report to “we,” “us,” “our,” “our Company,” or “the Company” are to the combined business of Expertelligence, Inc. and its consolidated subsidiaries.

In addition, unless the context otherwise requires and for the purposes of this report only:

•	“Commission” refers to the Securities and Exchange Commission;
•	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;
•	“Securities Act” refers to the Securities Act of 1933, as amended.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Share Exchange Agreement

On March 24, 2011, EXPERTELLIGENCE, INC. entered into a Share Exchange Agreement (the “Exchange Agreement”) by and among (i) the Company, (ii) Paymobile, Inc. ("Paymobile") and (iii) the shareholders of Paymobile, pursuant to which Paymobile's shareholders transferred to us all of the issued and outstanding shares of Paymobile common stock in exchange for the issuance of 80,000,000 shares (the “Shares”) of our common stock (such transaction, the “Share Exchange”). Additionally, in connection therewith, the Company’s former  President and National Business Investors agreed to collectively cancel 50,000,000 shares of our common stock.  The Share Exchange Agreement closed on May 16, 2011. As a result of the Share Exchange, and without giving effect to the forward split referenced below, we now have a total of 126,214,138 shares of common stock issued and outstanding. Paymobile's former shareholders are now the  majority shareholders of the Company and  the Company has  changed its corporate name to Paymobile, Inc.

Securities Purchase Agreement

On April 11, 2011, we also completed a private offering (the “Offering”) with an accredited investor (the “Purchaser”) for total gross proceeds to the Company of $125,000.  Pursuant to a securities purchase agreement with the Purchasers (the “Securities Purchase Agreement”), we issued to the Purchaser 1,250,000 restricted shares of our common stock at price of $0.10 per share

Forward Split

The Company’s Board of Directors has approved a 2-1 forward spilt of our common stock which shall be completed upon receiving approval from FINRA for said split. The Company is in the process of preparing the paper work to FINRA to effect the split and to obtain a new trading symbol.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On April 14, 2011, we completed the acquisition of Paymobile pursuant to the Exchange Agreement. The acquisition was accounted for as a recapitalization effected by a share exchange, wherein Paymobile is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized

FORM 10 DISCLOSURE

As disclosed elsewhere in this report, on February 18, 2011, we acquired Paymobile in a reverse acquisition transaction. Item 2.01(f) of Form 8-K provides that if the registrant was a shell company, other than a business combination related shell company, as those terms are defined in Rule 12b-2 under the Exchange Act, immediately before the reverse acquisition transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10 under the Exchange Act reflecting all classes of the registrant’s securities subject to the reporting requirements of Section 13of the such Exchange Act upon consummation of the transaction.

Since we were a shell company immediately before the reverse acquisition transaction disclosed under Item 2.01, we are providing below the information that we would be required to disclose on Form 10 under the Exchange Act if we were to file such form.  Please note that the information provided below relates to the combined enterprises after the acquisition of Paymobile, except that information relating to periods prior to the date of the reverse acquisition only relate to Paymobile and its consolidated subsidiaries unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Our Corporate History and Background

We were originally incorporated under the laws of the state of California on March 31, 1980 under the name of Computer Camp, Inc. Originally, our objective was to help companies make their information needs or their information-driven products interactive on the World Wide Web. On July 21, 1983, we changed our name to The Original Computer Camp, Inc. and on November 1, 1984, we changed our name to Experteligence, Inc. We were not successful in launching our initial business, and as such, the Company reverted to the development stage company effective October 2003. Since October 2003, the Company has not generated or realized any revenues from business operations or otherwise. On June 26, 2006, the Company changed its state of incorporation from California to Nevada by means of a merger with and into a Nevada corporation formed on November 17, 2005 solely for the purpose of effecting the reincorporation. On March 24, 2011, we changed our name to Pay Mobile, Inc.

Paymobile, Inc. was incorporated under the laws of the Delaware on March 6, 2009 under the name Bluufish Networks Inc. and changed its name to Paymobile Inc. on February 24, 2011. Paymobile is a development stage company which intends to offer mobile payment and open-loop stored value card solutions and all business activities ancillary or related thereto.

Since inception Paymobile has been engaged in organizational activities, has been developing its business model and marketing its various product and service offerings, but has not earned any revenue from operations.

Reverse Acquisition of Paymobile

On April 14, 2011, we completed a reverse acquisition transaction through a share exchange with Paymobile whereby we acquired all of the issued and outstanding shares of common stock of Paymobile Delaware in exchange for 80,000,000 pre-split shares of our common stock, par value $0.0001 per share.  Contemporaneous with this transaction, our President and National Business Investors agreed to collectively cancel 50,000,000 shares of our common stock.  Subsequent to the transactions described herein, the Company has a total of 126,214,138 pre-split shares of common stock issued and outstanding and Paymobile's former shareholders will become the majority shareholders of the Company, holding shares which constitute approximately 63.4% of our issued and outstanding shares. As a result of the reverse acquisition, Paymobile became our wholly owned subsidiary and its stockholders became our controlling stockholders. The share exchange transaction with Paymobile was treated as a reverse acquisition, with Paymobile as the accounting acquirer and the Company as the legal survivor.  Unless the context suggests otherwise, when we refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Paymobile.

Upon the closing of our reverse acquisition of Paymobile, J. Francisco Terreforte, our sole officer resigned from all offices that he held effective immediately.  In addition, Mr. Terreforte resigned from his position as our sole director, which will become effective on the tenth day following our mailing of an information statement (the “Information Statement”) to our stockholders in compliance with the requirements of Section 14f-1 of the Exchange Act. The Information Statement is expected to be mailed to our stockholders on or about April 15, 2011.

 Also upon the closing of our reverse acquisition of Paymobile, our board of directors increased its size from one (1) to two (2) members and appointed Mr. Gino Porco and Mr. Peter Strang to fill the vacancies created by the resignation of Mr. Terreforte and such increase. Such appointments will become effective on the tenth day following our mailing of the Information Statement to our stockholders. In addition, our board of directors appointed Mr. Porco to serve as our President and Chief Executive Officer and as our Chief Financial Officer, effective immediately at the closing of the reverse acquisition of Paymobile.

As a result of our acquisition of Paymobile, Paymobile became our wholly owned subsidiary and we have assumed the business and operations of Paymobile. We plan to change our name to more accurately reflect our new business operations.

OUR BUSINESS

Paymobile is in the business of providing truly integrated payment solutions for consumers and corporate clients by incorporating its proprietary mobile payment technology with the issuance of open-loop prepaid Visa and MasterCard cards.

Many payment platforms in the market today fail to deliver a satisfactory customer experience.  Paymobile differs from these online and legacy platforms in that customers enjoy instant access to their funds after receiving social payments, deposits or remittances to their account.  Cardholders will be able to make purchases online or anywhere Visa or MasterCard is accepted worldwide in addition to being able to withdraw cash from any ATM.

Paymobile’s primary focus will be on providing end-to-end payment solutions targeting multiple sales verticals including government disbursements, payroll, corporate incentives, gift, and consumer spend, social payments, remittance and more.  Open-loop stored-value cards offer significant benefits to consumers and corporations alike and, when integrated with mobile technologies, can become a powerful financial tool.

Paymobile’s mobile technology will allow customers to download a Paymobile app for their smartphone or use SMS messaging to perform functions such as viewing their account balance and transaction history, sending and receiving fund transfers in real-time and more.   Phase two of our mobile solution will be the launch of the Paymobile ‘PayKEY’. PayKEY will simplify online and mobile purchases by linking the cardholder’s mobile phone to their PayMobile open-loop card account which allows for the instant, secure completion of the merchant checkout process.

Paymobile’s integrated money-transfer feature will allow cardholders to transfer funds over their mobile device to another cardholder anywhere in the world in real-time over the MasterCard Moneysend or Visa Money Transfer platforms.   Immigrants can send money back home to their families faster, more inexpensively, and more securely than previously possible.

Paymobile also plans to partner with existing retail distribution channels and reload networks to facilitate real-time cash reloads to the customer’s account.

Paymobile generates revenues from the following sources among others:

•	Card sales and activation fees
•	Reload fees
•	Private brand and co-brand fees
•	Program setup fees
•	Float interest
•	Interchange
•	Transaction fees
•	ATM fees
•	Monthly card fees
•	Data mining fees
•	Money transfer fees

Our marketing plan in year one will focus on supporting the rollout of Paymobile card programs across multiple market segments by leveraging existing relationships.

Our goal is to secure key partnerships with national retailers and media companies to launch card programs targeting both the under banked and global remittance consumer market.

We compete in a multi-billion dollar market that represents a significant opportunity for Paymobile. The following key industry metrics outline the size of the market in respect to open-loop stored value cards and global remittance:

•	$165 billion in open-loop card transactions in 2010 growing to $400 billion by 2013
•	80 million un-banked / under-banked consumers

Key factors driving this tremendous growth include the market shift from cash to electronic forms of payment, increased immigrant population, recent downturn in the economy, corporate savings initiatives and overall consumer awareness.

Paymobile will remain in compliance with all Visa, MasterCard and government registrations and regulatory requirements including all anti-money laundering policies.

Source: World Bank

Employees

As of March 31, 2011, we had 3 full time employees and 3 consultants.  From time to time, we may hire additional workers on a contract basis as the need arises.

Management

Gino Porco, CEO/CFO/President-Founder

Mr. Porco is responsible for the company's technology initiatives including the planning, development and performance for device applications and technologies that drive the various offerings of the company.

Previously Gino was founder and inventor of MyScreen Mobile; he oversaw the development of the company's technology initiatives from planning stage through development and performance testing. Gino has supervised multiple development teams working on both network development and infrastructure. Its unique patent-pending technology delivers a full-screen, incentive-based advertisements directly to the mobile phones of opt-in subscribers. Mr. Porco remains Chairman of Myscreen's Advisory board.

Gino was also President of Envenia Networks where he was responsible for the design and implementation of best-of-breed, carrier-class voice networking solutions. During his tenure with Envenia, substantial platform efficiencies were created, reducing costs and increasing operating efficiency while maintaining full compatibility for integration with existing legacy systems. Mr. Porco's understanding of network architecture and core infrastructure were used to implement Tier 2 aLEC's including Carrier communications eventually being sold off to a tier 2 Telco.

Gino has consulted on various telecommunication projects, lending expertise to the development of SkyVoice, Digital World, Power Telephone, Compu-Call Communications, as well as various internet projects since its rise to prominence in the late 1990's.

Overall Mr. Porco is a technological visionary, a veteran in telecommunications as well as a seasoned entrepreneur playing a fundamental role and is cited as inventor of several technology related patents, and continues to seek new, more efficient ways to harness technologies in innovative ways.

Competition

There are a number of payment solutions that are similar in nature that represent a competitive challenge including but not limited to OboPay, Paypal, Green Dot, Netspend.  Most open loop card programs allow consumers to make payments at the point of sale and online. Although many of the companies we will compete against have significantly greater resources, financial and otherwise, we believe that the market for mobile integrated payment solutions is still at its infancy and large enough to successfully support many competitive offerings.

Intellectual Property

Intellectual property rights that apply to our various products and services include patents, copyrights, trade secrets and trademarks.  The extent of the legal protection given to different types of intellectual property rights varies under different countries’ legal systems. Where appropriate we will file trademark or patent applications in such countries as we and our counsel deem advisable.  As we expand our product offerings into new industries, we may seek to extend our patent development efforts to patent such product offerings. Established competitors in existing and new industries, as well as companies that purchase and enforce patents and other intellectual property, may already have patents covering similar products. There is no assurance that we will be able to obtain patents covering any of our own products or that we will be able to obtain licenses from such companies on favorable terms or at all.

We also protect certain details about our processes, products, and strategies as trade secrets, keeping confidential the information that we believe provides us with a competitive advantage.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our shares of common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Note Regarding Forward Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

Risks Related to Our Business

We have a history of operating losses and there can be no assurance that we can achieve or maintain profitability.

We have a history of operating losses and may not achieve or sustain profitability. We cannot guarantee that we will become profitable.  Even if we achieve profitability, given the competitive and evolving nature of the industry in which we operate, we may be unable to sustain or increase profitability and our failure to do so would adversely affect our business, including our ability to raise additional funds.

Our operating results may fluctuate significantly and our stock price could decline or fluctuate if our results do not meet the expectation of analysts or investors.

We expect to experience substantial variations in our net sales and operating results from quarter to quarter.  As a result of fluctuations in our revenue and operating expenses that may occur, we believe that period-to-period comparisons of our results of operations are not a good indication of our future performance. It is possible that in some future quarter or quarters, our operating results will be below the expectations of securities analysts or investors. In that case, our common stock price could fluctuate significantly or decline.

We are a relatively young company and we may not be able to achieve or maintain profitability.

We are a relatively young company, have not generated any revenues from our proposed business operations and our proposed operations are subject to all of the risks inherent in such a business enterprise.  The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the development of a business in a competitive and rapidly changing industry.  Specifically, as we do not have experience producing or selling our intended products and services, our lack of experience may lead us to be less efficient than a more established company.  Furthermore, this relative inexperience may result in us incurring additional expenses that a more experienced company might be able to avoid.  As with an investment in any emerging growth company, ownership of common shares may involve a high degree of risk, and is not recommended if you cannot reasonably bear the risk of a total loss of your investment.

Our independent registered public accounting firm has expressed doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

Our consolidated financial statements as of December 31, 2010 have been prepared under the assumption that we will continue as a going concern for the next twelve months. Our independent registered public accounting firm has issued a report that included an explanatory paragraph referring to our recurring net losses and negative cash flows from operations and expressing substantial doubt in our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to obtain additional equity financing or other capital, attain further operating efficiencies, reduce expenditures, and, ultimately, to generate additional revenue. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. We are continually evaluating opportunities to raise additional funds through public or private equity financings, as well as evaluating prospective business partners, and will continue to do so. However, if adequate funds are not available to us when we need it, and we are unable to enter into some form of strategic relationship that will give us access to additional cash resources, we will be required to even further curtail our operations which would, in turn, further raise substantial doubt about our ability to continue as a going concern.

We operate in a highly competitive market and the size and resources of some of our competitors may allow them to compete more effectively than we can, resulting in a loss of market share and, as a result, a decrease in revenue and gross profit.

The market in which we operate is highly competitive and virtually all of our competitors have greater financial resources and larger customer bases than we have and are less financially leveraged than we are. As a result, these competitors may be able to:

•	adapt to changes in customer requirements more quickly;
•	take advantage of acquisition and other opportunities more readily;
•	devote greater resources to the marketing and sale of their products; and
•	adopt more aggressive pricing strategies than we can.

Our business depends substantially on the continuing efforts of our senior management and other key personnel, and our business may be severely disrupted if we lost their services.

Our future success heavily depends on the continued service of our senior management and other key employees. In particular, we rely on the expertise and experience of Mr. Gino Porco, our Chief Executive Officer, President, and Chief Financial Officer. If one or more of our senior executives are unable or unwilling to continue to work for us in their present positions, we may have to spend a considerable amount of time and resources searching, recruiting, and integrating the replacements into our operations, which would substantially divert management’s attention from our business and severely disrupt our business. This may also adversely affect our ability to execute our business strategy. Moreover, if any of our senior executives joins a competitor or forms a competing company, we may lose customers, suppliers, know-how, and key employees.

 Our senior management’s limited experience managing a publicly traded company may divert management’s attention from operations and harm our business.

Our senior management team has relatively limited experience managing a publicly traded company and complying with federal securities laws, including compliance with recently adopted disclosure requirements on a timely basis.  Our management will be required to design and implement appropriate programs and policies in responding to increased legal, regulatory compliance and reporting requirements, and any failure to do so could lead to the imposition of fines and penalties and harm our business.

We may be unable to attract and retain qualified, experienced, highly skilled personnel, which could adversely affect the implementation of our business plan.

Our success depends to a significant degree upon our ability to attract, retain and motivate skilled and qualified personnel. If we fail to attract, train and retain sufficient numbers of these qualified people, our prospects, business, financial condition and results of operations will be materially and adversely affected. The loss of any key employee, including members of our senior management team, and our inability to attract highly skilled personnel with sufficient experience in our industries could harm our business.

We operate in highly competitive industries and our success depends on our ability to effectively compete with numerous domestic and foreign businesses. If we are unable to compete effectively our business could fail.

We face competition from a number of domestic and foreign businesses, some of which have substantially greater financial resources than we do, which could adversely affect our ability to enter into contracts. We operate in a period of intense price-based competition which could adversely affect the number and the profitability of contracts we may be able to obtain. We currently do not have any contracts and we do not know when or if we will be able to enter into any contracts. Intense competition could result in pricing pressures, lower sales, reduced margins, and lower market share. Our ability to compete successfully will depend on a number of factors, both within and outside our control.

Our technical systems are vulnerable to interruption and damage that may be costly and time-consuming to resolve and may harm our business and reputation which could materially and adversely affect the value of your investment in our Company.

Our systems and operations are vulnerable to damage or interruption from fire, floods and other natural disasters. Furthermore, network failures, hardware failures, software failures, power loss, telecommunications failures, break-ins, terrorism, war or sabotage, computer viruses, penetration of our network by unauthorized computer users and “hackers” and other similar events, and other unanticipated problems all pose serious threats to our success. We may not have developed or implemented adequate protections or safeguards to overcome any of these events. We also may not have anticipated or addressed many of the potential events that could threaten or undermine our technology network. In addition, if a person is able to circumvent our security measures, he or she could destroy or misappropriate valuable information or disrupt our operations.  Any of these occurrences could cause material interruptions or delays in our business, result in the loss of data or render us unable to provide services to our customers which could have the further result of materially and adversely affecting the value of your investment in our Company.

Providing our products to customers outside of the United States exposes us to risks inherent in international business which could have a material and adverse affect on our operations.

For the foreseeable future, we expect to pursue business outside of the United States. Accordingly, we are subject to risks and challenges that we would otherwise not face if we conducted our business only in the United States. The risks and challenges associated with providing our products to customers outside the United States include: localization of our products, including translation into foreign languages and associated expenses; laws and business practices favoring local competitors; compliance with multiple, conflicting and changing governmental laws and regulations; foreign currency fluctuations; different pricing environments; different tax regimes and regional economic and political conditions.  Any of these factors, either individually or collectively, could have a material adverse effect on our business and results of operations.

Implementation of additions or changes in third-party hardware and software platforms used to deliver our services may result in performance problems and may not provide additionally anticipated functionality, which could result in material and adverse affects on our ability to conduct business.

From time to time, we may implement additions to or changes in the hardware and software platforms we use for providing our services. During and after the implementation of additions or changes, a platform may not perform as expected, which could result in interruptions in operations, an increase in response time or an inability to track performance metrics. In addition, in connection with integrating with our customers, we may move their operations to our hardware and software platforms or make other changes, any of which could result in interruptions in those operations. Any significant interruption in our ability to operate any of our services could have an adverse effect on our relationships with users and clients and, as a result, on our financial results. We rely on a combination of purchasing, licensing, internal development, and acquisitions to develop our hardware and software platforms. Our implementation of additions to or changes in these platforms may cost more than originally expected, may take longer than originally expected, and may require more testing than originally anticipated.  In addition, we cannot provide assurance that additions to or changes in these platforms will provide the additional functionality and other benefits that were originally expected.  If we are unable to conform our technology to third-party additions or changes in hardware and software platforms used to deliver our services, our business could be materially and adversely affected.

We rely on third party technology and hardware providers. A failure of service by these providers could adversely affect our business and reputation.

We will rely on third party providers for components of our technology platform, such as hardware and software providers. A failure or limitation of service or available capacity by any of these third party providers could materially and adversely affect our business and reputation with corresponding adverse affects upon the value of your investment in our Company.

Fluctuations in the value of foreign currencies could result in increased costs and operating expenses which could adversely affect our business.

For our projected international operations, the local currency will be designated as the functional currency. Accordingly, assets and liabilities must be translated into U.S. Dollars at year-end exchange rates, and revenues and expenses will be translated at average exchange rates prevailing during the year.  Fluctuations in the value of other currencies in which we may generate revenues or incur costs may be difficult to predict and could cause us to incur currency exchange losses.  Receivables and liabilities in currencies other than the functional currency could also move adversely to us from the date of accrual by us to the date of actual settlement of receivables or liabilities in a currency other than the functional currency. A disparity between the accrual and settlement amounts due to currency exchange costs could have a material adverse affect on our business. We cannot predict the effect of exchange rate fluctuations on our future operating results.  Future fluctuations in currency exchange rates could materially and adversely affect our business.

Certain governments with whom we may do business may impose restrictions over the conversion of their currencies into U.S. dollars or other foreign currencies.  There can be no assurance that we will be able to convert foreign revenues into U.S. dollars for repatriation and this may adversely affect our business.

Risks Related to Ownership of Our Common Stock

Our common stock has a limited trading market, which could affect your ability to sell shares of our common stock and the price you may receive for our common stock.

Our common stock is currently traded in the over-the-counter market and “bid” and “asked” quotations regularly appear on the OTC Bulletin Board under the symbol “EXTL.” There is only limited trading activity in our securities. We have a relatively small public float compared to the number of our shares outstanding. Accordingly, we cannot predict the extent to which investors’ interest in our common stock will provide an active and liquid trading market. Due to our limited public float, we may be vulnerable to investors taking a “short position” in our common stock, which would likely have a depressing effect on the price of our common stock and add increased volatility to our trading market.  The volatility of the market for our common stock could have a materially adverse effect on our business, results of operations and financial condition. There cannot be any guarantee that an active trading market for our securities will develop or, if such a market does develop, will be sustained. Accordingly, investors must be able to bear the financial risk of losing their entire investment in our common stock.

Our common stock is quoted only on The OTC Bulletin Board, which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on The OTC Bulletin Board. The OTC Bulletin Board is a significantly more limited market than the New York Stock Exchange or The NASDAQ Stock Market. The quotation of our shares on The OTC Bulletin Board may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock, and could have a long-term adverse impact on our ability to raise capital in the future.

If we are unable to adequately fund our operations, we may be forced to voluntarily file for deregistration of our common stock with the Commission.

Compliance with the periodic reporting requirements required by the Commission consumes a considerable amount of both internal, as well external, resources and represents a significant cost for us.  If we are unable to continue to devote adequate funding and the resources needed to maintain such compliance, while continuing our operations, we may be forced to deregister with the Commission.  If we file for deregistration, our common stock will no longer be listed The OTC Bulletin Board, and it may suffer a decrease in or absence of liquidity as after the deregistration process is complete, our common stock would only be tradable on the “Pink Sheets.”

Because we became public by means of a “reverse merger,” we may not be able to attract the attention of major brokerage firms.

Additional risks may exist since we will become public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of us since there is little incentive to brokerage firms to recommend the purchase of our common stock. We cannot assure you that brokerage firms will want to conduct any secondary offerings on behalf of our company in the future.

The sale of securities by us in any equity or debt financing could result in dilution to our existing stockholders and have a material adverse effect on our earnings.

Any sale of common stock by us in a future private placement offering could result in dilution to the existing stockholders as a direct result of our issuance of additional shares of our capital stock.  In addition, our business strategy may include expansion through internal growth, by acquiring complementary businesses, by acquiring or licensing additional brands, or by establishing strategic relationships with targeted customers and suppliers.  In order to do so, or to finance the cost of our other activities, we may issue additional equity securities that could dilute our stockholders’ stock ownership.  We may also assume additional debt and incur impairment losses related to goodwill and other tangible assets if we acquire another company and this could negatively impact our earnings and results of operations.

Future sales of our common stock in the public market could lower the price of our common stock and impair our ability to raise funds in future securities offerings.

Future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the then prevailing market price of our common stock and could make it more difficult for us to raise funds in the future through a public offering of its securities.

 The market price of our common stock may be volatile and may be affected by market conditions beyond our control.

The market price of our common stock is subject to significant fluctuations in response to, among other factors:

•	variations in our operating results and market conditions specific to gift and reloadable card companies;
•	changes in financial estimates or recommendations by securities analysts;
•	announcements of innovations or new products or services by us or our competitors;
•	the emergence of new competitors;
•	operating and market price performance of other companies that investors deem comparable;
•	changes in our board or management;
•	sales or purchases of our common stock by insiders;
•	commencement of, or involvement in, litigation;
•	changes in governmental regulations; and
•	general economic conditions and slow or negative growth of related markets.

In addition, if the market for stocks in our industry, or the stock market in general, experience a loss of investor confidence, the market price of our common stock could decline for reasons unrelated to our business, financial condition or results of operations. If any of the foregoing occurs, it could cause the price of our common stock to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to the board of directors and management.

We do not intend to pay dividends for the foreseeable future, and you must rely on increases in the market prices of our common stock for returns on your investment.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.  In addition, we are prohibited from paying any dividends by our financing arrangements with FGI.

We may be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The Commission has adopted regulations which generally define so-called “penny stocks” as an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. If our shares of common stock become a “penny stock”, we may become subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our shares of common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock was exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to restrict any person from participating in a distribution of penny stock if the Commission finds that such a restriction would be in the public interest.

Our Auditors have issued an opinion expressing uncertainty regarding our ability to continue as a going concern.  If we are not able to continue operations, investors could lose their entire investment in our company.

We have a history of operating losses, and may continue to incur operating losses for the foreseeable future. This raises substantial doubts about our ability to continue as a going concern.  Our auditors issued an opinion in their audit report expressing uncertainty about our ability to continue as a going concern. This means that there is substantial doubt whether we can continue as an ongoing business without additional financing and/or generating profits from our operations.  If we are unable to continue as a going concern and our Company fails, investors in our shares could lose their entire investment.

We will need additional funding in the future to pursue our business strategy and expand our operations.  If additional future funding is not available to us our financial condition could be materially and adversely affected and our business may fail.

Over the next twelve months, the Company will need to raise approximately $1,000,000 to operate as planned.  We estimate the total costs and expenses related to deployment and initiating full rollout of our products to our target markets over the next twelve months will be approximately $1,000,000.   There can be no assurance that additional financing arrangements will be available in amounts or on terms acceptable to us, if at all. Furthermore, if adequate additional funds are not available, we will be required to delay, reduce the scope of, or eliminate material parts of the implementation of our business strategy.  If we do not obtain additional financing in amounts and on terms acceptable to us, our business may fail.

Our securities will be subject to sales restrictions imposed by state “Blue Sky Laws” that will limit the States where our stock may be traded and could reduce the public market value of our stock.

State securities regulations may affect the transferability of our shares.  We have not registered any of our shares for sale or resale under the securities or "blue sky" laws of any state.  We do not currently plant to register or qualify our shares for sale or resale in any state.  In many states, but not all states, shareholders can generally make unsolicited sales of securities through registered broker-dealers.  Arkansas, Georgia, Illinois, Louisiana, New York, North Dakota, Ohio, Oregon and Tennessee, do not permit shareholders to make unsolicited sales of securities through broker dealers.  Persons who desire to purchase our shares in any trading market that may develop in the future should be aware that these state regulations may limit sales and purchases of our shares.  The inability to trade or sell our common stock in certain states could materially and adversely affect the public market value of our stock.

Failure to achieve and maintain internal controls in accordance with Sections 302 and 404(a) of the Sarbanes-Oxley Act of 2002 could have a material adverse effect on our business and stock price.

If we fail to maintain adequate internal controls or fail to implement required new or improved controls, as such control standards are modified, supplemented or amended from time to time; we may not be able to assert that we can conclude on an ongoing basis that we have effective internal controls over financial reporting. Effective internal controls are necessary for us to produce reliable financial reports and are important in the prevention of financial fraud.  If we cannot produce reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and there could be a material adverse effect on our stock price.

Certain holders of our common stock exert significant influence over our company and may make decisions with which other stockholders may disagree that could reduce the value of our stock.

6887520 Canada Inc., 2266927 Ontario Inc., and SelectCore Ltd. together now own a total of 60, 000,000 of our 126,214,138 issued and outstanding shares, which represents 47.5% of our shares.  As a result, these shareholders have the ability to exert significant influence over our business and may make decisions with which other stockholders may disagree, including, among other things, the appointment of officers and directors, changes in our business plan, delaying, discouraging or preventing a change of control  or a potential merger, consolidation, tender offer, takeover or other business combination.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The financial data for discussed below is derived from the audited consolidated financial statements of Paymobile Inc.  These consolidated financial statements include the accounts of Paymobile and its wholly-owned subsidiary, Paymobile Inc. (Canada), which was incorporated in Ontario, Canada on January 18, 2010. On January 19, 2010, Paymobile purchased Paymobile Inc. (Canada) for $10. This transaction has been accounted for as a transaction between entities under common control in accordance with authoritative guidance issued by the Financial Accounting Standards Board.  Accordingly, the net assets were recognized in the consolidated financial statements at their carrying amounts in the accounts of Paymobile Inc. (Canada) at the transfer date and the results of operations of Paymobile Inc. (Canada) are included as though the transaction had occurred at the beginning of the period.   The audited consolidated financial statements of included herein are prepared and presented in accordance with generally accepted accounting principles in the United States. The financial data discussed below is derived from these audited consolidated financial statements and is only a summary and should be read in conjunction with the historical consolidated financial statements and related notes contained elsewhere herein. The financial statements contained elsewhere fully represent Paymobile’s financial condition and operations; however, they are not indicative of our future performance.

Overview

We intend to offer mobile payment and open-loop stored value card solutions and all business activities ancillary or related thereto.

Recent Developments

Reverse Acquisition of Paymobile

On March 24, 2011, we entered into a Share Exchange Agreement (the “Exchange Agreement”) by and among (i) the Company, (ii) Paymobile, Inc. ("Paymobile") and (iii) the shareholders of Paymobile, pursuant to which Paymobile's shareholders transferred to us all of the issued and outstanding shares of Paymobile common stock in exchange for the issuance of 80,000,000 shares (the “Shares”) of our common stock (such transaction, the “Share Exchange”).  As a result, Paymobile became a wholly owned subsidiary of the Company, Additionally, in connection therewith, our President and National Business Investors agreed to collectively cancel 50,000,000 shares of our common stock.  As a result of the Share Exchange, we have a total of 126,214,138 shares of common stock issued and outstanding and Paymobile's former shareholders will become the majority shareholders of the Company.  Additionally, the Company has agreed to change its corporate name to Paymobile, Inc.

Financing

On April 11, 2011, we also completed a private offering (the “Offering”) with an accredited investor (the “Purchaser”) for total gross proceeds to the Company of $125,000.  Pursuant to a securities purchase agreement with the Purchasers (the “Securities Purchase Agreement”), we issued to the Purchaser 1,250,000 restricted shares of our common stock at price of $0.10 per share.

Forward Split

Upon receiving approval from FIRNA, we will effectuate a 2-1 forward split of our common stock.

Results of Operations

The following table summarizes selected operating indicators of the Company, illustrating the relationship of various income and expense items to revenue for the respective periods presented (components may not add or subtract to totals due to rounding):

	Year Ended December 31, 2010	Inception (March 6, 2009) to December 31 2010

Revenues	-	-

Costs and expenses:
Legal and audit expense	13,950	13,950
Processing Fees	125,000	125,000
General and Administrative	548	548
Net loss	139,498	139,498

The Company is obligated under contract to pay a Credit Union a Processing fees to allow its customers to have access to reloadable Cards. The Credit Union is entitled to share in fees charged to merchants for use of the Card as well as to our customers for withdrawing funds or using the Card for the purchase of goods or services.

Fiscal 2010 Compared With Fiscal 2009

The Company was inactive during 2009

Liquidity and Capital Resources

As of April 21, 2011,  we had cash and cash equivalents of approximately $125,088. The following table provides a summary of our net cash flows from operating, investing, and financing activities. We have historically financed our operations primarily through short-term borrowings and equity contributions by our stockholders.

From Inception (March 9, 2009) to December 31, 2010

OPERATING ACTIVITIES:
Net loss for the period	(139,498)

Changes in operating assets and liabilities:
Accrued liabilities	130,000

NET CASH USED IN OPERATING ACTIVITIES	(9,498)

INVESTING ACTIVITIES:
Acquisition of capital assets	0

NET CASH USED IN INVESTING ACTIVITIES	0

FINANCING ACTIVITIES:
Issuance of common stock	9,600

NET CASH PROVIDED FROM INVESTING ACTIVITIES	9,600

Effect of exchange rates on cash	(14)

INCREASE IN CASH AND CASH AT END OF PERIOD	$88

We plan to fund our activities during the balance of fiscal 2011 and beyond through the sale of debt or equity securities or bank financing. We cannot be certain that such funding will be available on acceptable terms or available at all. To the extent that we raise additional funds by issuing debt or equity securities or through bank financing, our stockholders may experience significant dilution. If we are unable to raise funds when required or on acceptable terms, we may have to significantly scale back, or discontinue, our operations.

Going Concern

We have sustained losses and we expect such losses to continue through the fiscal year ending December 31, 2011.  We expect to finance our operations primarily through our existing cash, our operations and any future financing.  However, there exists substantial doubt about our ability to continue as a going concern because we will be required to obtain additional capital in the future to continue our operations and there is no assurance that we will be able to obtain such capital, through equity or debt financing, or any combination thereof, or on satisfactory terms or at all. Additionally, no assurance can be given that any such financing, if obtained, will be adequate to meet our capital needs. If adequate capital cannot be obtained on a timely basis and on satisfactory terms, our operations would be materially negatively impacted. Therefore, there is substantial doubt as to our ability to continue as a going concern. Additionally, our independent auditors included an explanatory paragraph in their report on our consolidated financial statements included in this report that raises substantial doubt about our ability to continue as a going concern.  Our ability to complete additional offerings is dependent on the state of the debt and/or equity markets at the time of any proposed offering, and such market’s reception of the Company and the offering terms. There is no assurance that capital in any form would be available to us, and if available, on terms and conditions that are acceptable.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, sales or expenses, results of operations, liquidity or capital expenditures, or capital resources that are material to an investment in our securities.

Critical Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Concentrations of Risk for Cash

Cash and cash equivalents include all cash balances and highly liquid investments with a maturity of three months or less when acquired. At times, such cash and cash investments may exceed Federal Deposit Insurance Corporation insured limits.

DESCRIPTION OF PROPERTY

Our executive and operating offices are located at 24 Ripley Ave. Toronto, Ontario, Canada. We lease all of our office space on a month to month basis and do not own any real property.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of May 18, 2011 with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our common stock; (2) each of our directors, nominees for director and named executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, 24 Ripley Ave., Toronto, Ontario, Canada.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock
Gino Porco (1)	16,250,000	12.87%
Peter Strang (2)	16,250,000	12.87%
SelectCore Ltd.	27,500,000	21.780%
All directors and executive officers as a group (2 persons)	32,500,000	25.74%

(1)	All of such shares are held by 6887520 Canada Inc., which is beneficially owned entirely by Mr. Porco.
(2)	All of such shares are held by 2266927 Ontario Inc., which is beneficially owned entirely by Mr. Strang.

DIRECTORS AND EXECUTIVE OFFICERS

The following sets forth information about our directors and executive officers as of the date of this report:

Name	Age	Position
Gino Porco	43	Director, President,CEO & CFO

Peter Strang	44	Director, Secretary

Gino Porco is currently serving as our President, Chief Executive Officer and Chief Financial Officer. Mr. Porco is responsible for the company's technology initiatives including the planning, development and performance for device applications and technologies that drive the various offerings of the company. Mr. Porci has been the President and Director of Paymobile, Inc. (Delaware) since March 2009, Mr. Porco was founded and invented MyScreen Mobile in 2007; he oversaw the development of the company's technology initiatives from planning stage through development and performance testing. Gino has supervised multiple development teams working on both network development and infrastructure. Its unique patent-pending technology delivers a full-screen, incentive-based advertisements directly to the mobile phones of opt-in subscribers. Mr. Porco remains Chairman of Myscreen's Advisory board. Mr. Porco has supervised multiple development teams working on both network development and infrastructure and device applications and technologies, driving our various core offerings.  Since September 2002 to the current date, Mr. Porco has been President of Envenia Networks, which designs and implements best-of-breed, carrier-class voice networking solutions.  Mr. Porco has consulted on various telecommunication projects, lending expertise to the development of Sky Voice, Digital World, Power Telephone, Carrier and Compu-call communication, as well as various internet projects since its rise to prominence in the late 1990’s.

Peter Strang began his professional career in real estate development. Mr. Strang has been President of NAC Investments Limited since January 1997. For the past decade his focus has been strategic in raising both seed and growth capital for a number of technology related companies in North America. Mr. Strang's entrepreneurial spirit and strong sense of market change and opportunity has led Mr. Strang to become a founder of several telecom based companies.

Mr. Strang's global network combined with his hands on experience is an invaluable asset in Paymobile's future growth strategy for both North America and beyond.

Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree, or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence – Transactions with Related Persons,” none of our directors, director nominees, or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates, or associates which are required to be disclosed pursuant to the rules and regulations of the Commission.

EXECUTIVE COMPENSATION

The Company has not paid any cash compensation to any officers within the past three fiscal years.

Outstanding Equity Awards at Fiscal Year-End Table

We had no outstanding equity awards as of the end of fiscal 2010.

Employment Agreements

The Company has no employment agreements.

Compensation of Directors

None of our directors have been awarded or paid compensation for services to the Company

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

None

Director Independence

Because our common stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination.  NASDAQ Listing Rule 5605(a) (2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  The NASDAQ listing rules provide that a director cannot be considered independent if:

•	the director is, or at any time during the past three years was, an employee of the company;
•
the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

•	a family member of the director is, or at any time during the past three years was, an executive officer of the company;
•
the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

•
the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

•
the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

We do not currently have a separately designated audit, nominating or compensation committee.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock has been approved for quotation on The OTC Bulletin Board under the symbol “EXTL.”  However, no established public market exists for our common stock.  As of the date hereof, and without giving effect to the anticipated 2-1 forward split, we have 126,214,138 shares of our common stock issued and outstanding.

Holders

As of March 31, 2011 there were approximately 1200 holders of record of our common stock. This number does not include shares held by brokerage clearing houses, depositories or others in unregistered form.

Dividends

We have never declared or paid a cash dividend. Any future decisions regarding dividends will be made by our Board of Directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our Board of Directors has complete discretion on whether to pay dividends. Even if our Board of Directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board of Directors may deem relevant.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this report, which disclosure is incorporated by reference into this section.

DESCRIPTION OF SECURITIES

Introduction

In the discussion that follows, we have summarized selected provisions of our articles of incorporation, bylaws and the Nevada Revised Statutes (the “NRS”) relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of Nevada law and is qualified in its entirety by reference to our articles of incorporation and our bylaws. You should read the provisions of our articles of incorporation and our bylaws as currently in effect for provisions that may be important to you.

Authorized Capital Stock

Our authorized share capital consists of 300,000,000 shares of common stock, par value $0.0001 per share, and 25,000,000 shares of preferred stock, par value $0.0001 per share.  As of May 18, 2011, and without giving effect to the anticipated 2-1 forward split, there were 126,214,138 shares of our common stock issued and outstanding and no shares of our preferred stock were issued and outstanding.

Common Stock

Each share of our common stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders, other than any matter that (1) solely relates to the terms of any outstanding series of preferred stock or the number of shares of that series and (2) does not affect the number of authorized shares of preferred stock or the powers, privileges and rights pertaining to the common stock. No share of our common stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so.

Holders of our common stock will be entitled to dividends in such amounts and at such times as our Board of Directors in its discretion may declare out of funds legally available for the payment of dividends. We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the common stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board of Directors after taking into account various factors, including:

•	general business conditions;
•	industry practice;
•	our financial condition and performance;
•	our future prospects;
•	our cash needs and capital investment plans;
•	our obligations to holders of any preferred stock we may issue;
•	income tax consequences; and
•	the restrictions Nevada and other applicable laws and our credit arrangements then impose.

If we liquidate or dissolve our business, the holders of our common stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

Our common stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund.

Preferred Stock

At the direction of our Board of Directors, without any action by the holders of our common stock, we may issue one or more series of preferred stock from time to time. Our Board of Directors can determine the number of shares of each series of preferred stock, the designation, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions applicable to any of those rights, including dividend rights, voting rights, conversion or exchange rights, terms of redemption and liquidation preferences, of each series.

Undesignated preferred stock may enable our Board of Directors to render more difficult or to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of our common stockholders. For example, any preferred stock issued may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, may discourage an unsolicited acquisition proposal or bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

Limitation on Directors’ Liability

Nevada law authorizes Nevada corporations to limit or eliminate the personal liability of their directors to them and their stockholders for monetary damages for breach of a director’s fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations Nevada law authorizes, directors of Nevada corporations are accountable to those corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Nevada law enables Nevada corporations to limit available relief to equitable remedies such as injunction or rescission. Our articles of incorporation limit the liability of our directors to us and our stockholders to the fullest extent Nevada law permits. Specifically, no director will be personally liable for monetary damages for any breach of the director’s fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;
•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	for unlawful payments of dividends or unlawful stock repurchases or redemptions; and
•	for any transaction from which the director derived an improper personal benefit.

This provision could have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter our stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders. Our bylaws provide indemnification to our officers and directors and other specified persons with respect to their conduct in various capacities. See “Indemnification of Directors and Officers.”

Amendments to Our Articles of incorporation. Under the NRS, the affirmative vote of a majority of the outstanding shares entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon is required to amend a corporation’s articles of incorporation. Under the NRS, the holders of the outstanding shares of a class of our capital stock shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the articles of incorporation, if the amendment would:

•	increase or decrease the aggregate number of authorized shares of such class;
•	increase or decrease the par value of the shares of such class; or
•	alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class of our capital stock so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of this provision.

Vacancies in the Board of Directors. Our bylaws provide that, subject to limitations, any vacancy occurring in our Board of Directors for any reason may be filled by a majority of the remaining members of our Board of Directors then in office, even if such majority is less than a quorum. Each director so elected shall hold office until the expiration of the term of the other directors. Each such directors shall hold office until his or her successor is elected and qualified, or until the earlier of his or her death, resignation or removal.

Special Meetings of Stockholders. Under our bylaws, special meetings of stockholders may be called at any time by a majority of the members of the Board of Directors or by any officer instructed by the directors to call such a meeting. Under the NRS, written notice of any special meeting must be given not less than 10 nor more than 60 days before the date of the special meeting to each stockholder entitled to vote at such meeting.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our Board of Directors or a committee of our Board of Directors.

 No Cumulative Voting. The NRS provides that stockholders are denied the right to cumulate votes in the election of directors unless our articles of incorporation provides otherwise. Our amended and restated articles of incorporation will not provide for cumulative voting.

Transfer Agent and Registrar

Our independent stock transfer agent is Computershare, Inc. whose address is 350 Indiana Street, Suite 800, Golden, CO 80401, telephone number (303) 262-0600.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The NRS provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, such as a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of any actions by or in the right of the corporation, except that indemnification only extends to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s articles of incorporation, bylaws, agreement, and a vote of stockholders or disinterested directors or otherwise.

Our articles of incorporation provides that we will indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or a person for whom such person is the legal representative, is or was a director or officer of us or, while a director or officer of us, is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to employee benefit plans, against all liability and losses suffered and expenses (including attorneys’ fees) incurred by such person in connection with such action, suit or proceeding. Our articles of incorporation also provides that we will pay the expenses incurred by a director or officer in defending any such proceeding in advance of its final disposition, subject to such person providing us with specified undertakings. Notwithstanding the foregoing, our articles of incorporation provides that we shall be required to indemnify or make advances to a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by our Board of Directors. These rights are not exclusive of any other right that any person may have or may acquire under any statute, provision of our articles of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise. No amendment, modification or repeal of those provisions will in any way adversely affect any right or protection under those provisions of any person in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Our articles of incorporation also permits us to secure and maintain insurance on behalf of any of our directors, officers, employees or agents and each person who is, or was, serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise for any liability asserted against and incurred by such person in any such capacity. We intend to obtain directors’ and officers’ liability insurance providing coverage to our directors and officers.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The information contained in Item 1.01 above is incorporated herein by reference in response to this Item 3.02.

The shares of common stock issued to Paymobile in connection with the Share Exchange were offered and sold to the shareholders of Paymobile in a private transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act.  Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us and (d) the securities were not broken down into smaller denominations.

On April 11, 2011, we also issued an aggregate of 1,250,000 pre-split shares of our common stock to Source Investment Group, Inc. for an aggregate purchase price of $125,000.  The issuance of these securities was made in reliance upon exemptions provided by Section 4(2) of the Securities Act.  Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

ITEM 4.01	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

Dismissal of Previous Independent Registered Public Accounting Firm

Effective May 16, 2011, our Board of Directors approved the dismissal of  Malcolm L Pollard (“Prior Auditor”) as our independent auditor, effective immediately.

Prior Auditor’s reports on our financial statements as of and for the fiscal years ended September 30, 2010 and September 30, 2009 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended September 30, 2010 and September 30, 2009 and through Prior Auditor’s dismissal effective May 16,  2011, there were (1) no disagreements with Prior Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Prior Auditor, would have caused Prior Auditor to make reference to the subject matter of the disagreements in connection with its reports, and (2) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

We furnished Prior Auditor with a copy of this disclosure on May 16, 2011, providing Prior Auditor with the opportunity to furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements made by us herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree. As of the date of this report, we have not received such letter from Prior Auditor.

Engagement of New Independent Registered Public Accounting Firm

Concurrent with the decision to dismiss Prior Auditor as our independent auditor, the Board of Directors appointed Paritz & Company (“Paritz”) as our independent auditor.

During the years ended December 31,2010 and through the date hereof, neither the Company nor anyone acting on its behalf consulted Paritz with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that Paritz concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

As a result of the Share Exchange, the former shareholders of Paymobile own approximately 63.4% of our total outstanding shares of common stock and of the total voting power of all of our outstanding voting securities.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Upon the closing of our reverse acquisition of Paymobile, J. Francisco Terreforte, our sole officer resigned from all offices that he held effective immediately. In addition, Mr. Terreforte resigned from his position as our sole director, which will become effective on the tenth day following our mailing of an information statement (the “Information Statement”) to our stockholders in compliance with the requirements of Section 14f-1 of the Exchange Act. The Information Statement was mailed to our stockholders on or about April 15,  2011. The resignation of Mr. Terreforte was not in connection with any known disagreements with us on any matter.

Also upon the closing of our reverse acquisition of Paymobile, our board of directors increased its size from one (1) to 5 members and appointed Mr. Porco and Mr. Strang to fill the vacancies created by the resignation of Mr. Terreforte and such increase. Such appointments will become effective on the tenth day following our mailing of the Information Statement to our stockholders. In addition, our board of directors appointed Mr. Porco to serve as our President, Chief Executive Officer and as our Chief Financial Officer, effective immediately at the closing of the reverse acquisition of Paymobile.

A copy of this report has been provided to Mr. Terreforte, who has been provided with the opportunity to furnish us as promptly as possible with a letter addressed to us stating whether he agrees with the statements made by us in this report, and if not, stating the respects in which he does not agree. No such letter has been received by us.

On the same day, our Board of Directors increased its size from one (1) to two (2) members and appointed Mr. Gino Porco and Mr. Peter Strang to fill the vacancies created by the resignation of Mr. Terreforte and such increase. The appointments of Messrs. Porco and Strang will become effective on the tenth day following our mailing of the Information Statement to our stockholders, which was mailed on April 15, 2011.

In addition, our Board of Directors appointed Mr. Porco to serve as our Chief Executive Officer, President and as our Chief Financial Officer effective immediately at the closing of the Exchange Agreement.

For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under Item 2.01 of this report, which disclosure is incorporated herein by reference.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Change in Fiscal Year

Effective April 24, 2011, our Board of Directors approved a change in our fiscal year end from September 30 to December 31.  This change is being effectuated in connection with the reverse acquisition transaction described in Item 2.01 above.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)        Financial Statements of Business Acquired

Filed herewith are audited consolidated financial statements of Paymobile, Inc. (formerly Bluufish Networks Inc.) for the year ended December 31, 2010 and for the period from Inception (March 6, 2009) through December 31, 2010.

(b)        Pro Forma Financial Information

Filed herewith is unaudited pro forma combined financial information of Paymobile Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pay Mobile, Inc.
(Registrant)

By:	/s/ Gino Porco
Gino Porco, President

Dated: May 30, 2011

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Paymobile, Inc.

We have audited the accompanying consolidated balance sheet of Paymobile, Inc. as of December 31, 2010 and the related consolidated statements of operations, stockholders' deficiency, and cash flows for the period from inception (March 9, 2009) to December 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in Note 3 to the accompanying financial statements, the Company has sustained a loss since inception of $139,498 and has not earned any revenues for the period since inception. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Paymobile, Inc. as of December 31, 2010, and the results of its operations and its cash flows for the period from inception (March 9, 2009) to December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

Hackensack, New Jersey March 23, 2011	/s/ Paritz & Company P.A.

PAYMOBILE INC. (formerly BLUUFISH NETWORKS INC.)
(A Development Stage Company)

CONSOLIDATED BALANCE SHEET

December 31, 2010
CURRENT ASSETS:
Cash	$88

TOTAL CURRENT ASSETS AND TOTAL ASSETS	$88

LIABILITIES and STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
Accrued liabilities (Note 6)	$130,000

CURRENT LIABILITIES AND TOTAL LIABILITIES	$130,000

STOCKHOLDER'S DEFICIENCY:
Common stock, par value $0.0001
100,000 shares authorized
24,000 issued and outstanding	240
Additional paid-in capital	9,360
Other comprehensive loss	(14)
Deficit accumulated during development stage	(139,498)

$(129,912)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY
$88

See notes to the consolidated financial statements

PAYMOBILE INC. (formerly BLUUFISH NETWORKS INC.)
(A Development Stage Company)

CONSOLIDATED STATEMENT OF OPERATIONS

From Inception (March 9, 2009) to December 31, 2010

REVENUES	-

COSTS AND EXPENSES:
Legal and audit expense	$13,950
Processing fees	125,000
General and administrative expenses	548

NET LOSS FOR THE PERIOD	$139,498

Basic and fully diluted earnings per share (24,000 shares issued and outstanding)	$(5.81)

See notes to the consolidated financial statements

PAYMOBILE INC.
(A Development Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
FROM INCEPTION (MARCH 9, 2009) TO DECEMBER 31, 2010

	Shares	Amount	Additional Paid-In Capital	Deficit Accumulated During Development Stage	Other Comprehensive Loss

BALANCE - MARCH 9, 2009

Net loss				(139,498)

Sale of shares	24,000	240	9,360

Other comprehensive loss resulting from
foreign exchange conversions					(14)

BALANCE - DECEMBER 31, 2010	24,000	240	9,360	(139,498)	(14)

See notes to the consolidated financial statements

PAYMOBILE INC. (formerly BLUUFISH NETWORKS INC.)
(A Development Stage Company)

CONSOLIDATED STATEMENT OF CASH FLOWS

From Inception (March 9, 2009) to December 31, 2010

OPERATING ACTIVITIES:
Net loss for the period	(139,498)

Changes in operating assets and liabilities:
Accrued liabilities	130,000

NET CASH USED IN OPERATING ACTIVITIES	(9,498)

INVESTING ACTIVITIES:
Acquisition of capital assets	0

NET CASH USED IN INVESTING ACTIVITIES	0

FINANCING ACTIVITIES:
Issuance of common stock	9,600

NET CASH PROVIDED FROM INVESTING ACTIVITIES	9,600

Effect of exchange rates on cash	(14)

INCREASE IN CASH AND CASH AT END OF PERIOD	$88

See notes to the consolidated financial statements

PAYMOBILE INC.
(formerly Bluufish Networks Inc.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Organization and Business Description

Paymobile Inc (“Paymobile” or the “Company”) was incorporated on March 9, 2009 in the State of Delaware as Bluufish Networks Inc. and changed its name to Paymobile Inc. on February 24, 2011. Paymobile is a development stage company as defined by current authoritative literature. The Company intends to sell products and services related to reloadable VISA and MasterCards, (“Cards”) and all business activities ancillary or related thereto.

Since inception the Company has been engaged in organizational activities, has been developing its business model and marketing its product, but has not earned any revenue from operations. Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Enterprise”, as set forth in authoritative guidance issued by the Financial Accounting Standards Board. Among the disclosures required are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, stockholders’ equity and cash flows disclose activity since the date of the Company’s inception.

Basis of Consolidation and Development Stage Activities

These consolidated financial statements include the accounts of Paymobile its wholly-owned subsidiary, Paymobile Inc. (Canada), which was incorporated in Ontario, Canada on January 18, 2010. On January 19, 2010, Paymobile purchased Paymobile Inc. (Canada) for $10. This transaction has been accounted for as a transaction between entities under common control in accordance with authoritative guidance issued by the Financial Accounting Standards Board. Accordingly, the net assets were recognized in the consolidated financial statements at their carrying amounts in the accounts of Paymobile Inc. (Canada) at the transfer date and the results of operations of Paymobile Inc. (Canada) are included as though the transaction had occurred at the beginning of the period.

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. All intercompany balances and transactions have been eliminated.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity or remaining maturity at the date of purchase of three months or less to be cash equivalents.

Property and Equipment

Property and equipment are stated at cost less accumulated amortization. Amortization is calculated on a straight-line basis over the expected useful life as follows:

Computer equipment and software	3 years
Office furniture and equipment	5 years
Leasehold improvements	term of the lease

Repairs and maintenance expenditures are charged to operating expense as incurred. Replacements and major renewals are capitalized.

Accounting for the Impairment or Disposal of Long-Lived Assets

Long-lived assets are reviewed for impairment when circumstances indicate the carrying value of the asset may not be recoverable. For assets that are to be held and used, impairment is recognized when the estimated undiscounted cash flows associated with the asset, or group of assets, is less than their carrying value. If impairment exists, an adjustment is made to write the asset down to its fair value, and a loss is recorded as the difference between the carrying value and the fair value. Fair values are determined based on quoted market values, discounted cash flows, or internal and external appraisals, as applicable. Assets to be disposed of are carried at the lower of carrying value or estimated net realizable value.

Accounting Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Revenue is recognized when it is realized or realizable and earned. Revenue is realized or realizable when there is persuasive evidence of an arrangement, prices are fixed or determinable, services or products are provided to the customer, and collectability is probable and reasonably assured depending upon the applicable revenue recognition guidance followed. The following are specific revenue recognition policies.

Paymobile expects to have contracts with Company’s which it is providing reloadable Cards. Upon delivery of the Cards to the Card processor for transfer of value to the Cards, Paymobile will invoice for the service fee.

Fees and service revenues include transaction, service and fees for processing transactions are recognized at the point of sale.

Revenue from the customization of software as required under a sales contract is recognized on the percentage of completion method of accounting, based on the ratio of costs incurred to estimated costs to complete.

Development Costs

It is the Company’s policy to expense all software and application development costs as incurred, as the Company’s future revenues and business operations are uncertain as to quantum, timing, and realization.

Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Revenue and expense accounts are translated at average exchange rates during the period. Equity accounts are translated using historical exchange rates. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Income Taxes

Income tax expense is based on pre-tax financial accounting income. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carry-forwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Basic and Diluted Net (Loss) Per Common Share (“EPS”)

Basic net (loss) per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of common shares outstanding during the reporting period. Diluted net income per common share includes the potential dilution that could occur upon exercise of warrants or conversion of debt to acquire common stock. The computation of Diluted EPS does not assume exercise or conversion of securities that would have an anti-dilutive effect on net income per common share.

Fair Value of Financial Instruments

The Company’s financial instruments include cash and accrued liabilities. The fair value of these financial instruments approximates their carrying values due to their short maturities.

Stock-Based Compensation

The Company records expense for stock-based compensation to directors, employees, and consultants using the fair value method. Occasionally, the Company may issue shares of stock and stock warrants in exchange for services. The Company values the issuance of shares based on the fair value of its stock on the date of issuance. The Company values the warrants it issues using the Black-Scholes model.

NOTE 3 – GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated any revenues since inception, has an accumulated loss of $139,498 as of December 31, 2010 and is unlikely to generate earnings in the immediate future. The continuation of the Company as a going concern is dependent upon, among other things, the continued financial support from its shareholders, the ability of the Company to obtain necessary equity or debt financing, and the attainment of profitable operations. These factors, among others, raise substantial doubt regarding the Company’s ability to continue as a going concern. There is no assurance that the Company will be able to generate revenues in the future. These financial statements do not give any effect to any adjustments that would be necessary should the Company be unable to continue as a going concern.

NOTE 4– ACCRUED LIABILITIES

Accrued expenses totalled $130,000 and included $125,000 payable for card processing fees and $5,000 for accrued audit expenses.

NOTE 5 – STOCKHOLDERS’ DEFICIENCY

The Company sold 23,750 shares of its common stock at $0.40 per share on January 19, 2010 for a cash consideration of $9,500 and sold 250 shares on November 3, 2010 at $0.40 and for a cash consideration of $100.
On February 23, 2011, Paymobile amended its certificate of incorporation to adjust its authorized Common stock from 100,000,000 to 100,000. Retroactive effect has been given to the above in the accompanying statement of stockholders’ equity.

NOTE 6 - LITIGATION

The Company is not aware of any legal actions against it. From time to time in the future, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business.

NOTE 7 – COMMITMENTS

The Company is obligated under contract to pay a Credit Union a monthly fee to allow the customers of Paymobile Inc. to have access to reloadable Cards. The Credit Union is entitled to share in fees charged to merchants for use of the Card as well as to our customers for withdrawing funds or using the Card for the purchase of goods or services. In addition the Credit Union also shares in interest income on the unspent balance loaded on the Cards. The minimum payments due are as follows:

2011 - $180,000
2012 - $180,000
2013 - $180,000
2014 - $45,000

NOTE 8 – SUBSEQUENT EVENTS

The Company and all of the its shareholders entered into an agreement on February 18, 2011, with ExperTelligence, Inc., a Nevada corporation pursuant to which ExperTelligence, Inc. agreed to issue to the shareholders of the Company 80,000,000 shares of ExperTelligence, Inc.’s restricted common stock in exchange for all of the outstanding shares in Paymobile. In conjunction therewith, ExperTelligence, Inc.’s President and National Business Investors have agreed to collectively cancel 50,000,000 shares of their restricted common stock. In addition, ExperTelligence, Inc. has arranged for an outside investor to contribute $125,000 to the capital of the ExperTelligence, Inc. in exchange for 1,250,000 shares of restricted common stock.

The authorized capital stock of ExperTelligence, Inc. consists of 300,000,000 shares of common stock, $0.0001 par value, and 25,000,000 shares of preferred stock, $0.0001 par value. Prior to the issuance of the shares to the Company’s shareholders and the cancellation of the 50,000,000, there are 94,964,138 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. Upon the closing of this transaction and with the issuance of the shares contemplated herein and the cancellation of the 50,000,000 shares, there will be a total of 126,214,138 shares of commons stock issued and outstanding.

Upon closing, the existing Officers and Directors of ExperTelligence will resign. Immediately after the Closing, at the direction of its new Board of Directors, the Company intends to approve a 2-1 forward split of the Company’s common stock and change the name of the Company to Paymobile Inc.

The acquisition will be accounted for as a reverse merger under the purchase method of accounting since there will be a change of control. Accordingly, Paymobile Inc. and its subsidiaries are treated as the continuing entities for accounting purposes, whereas the entity formally known as ExperTelligence, Inc. is the legal surviving entity.